Exhibit 10.3

WARRANT NUMBER: A-[_]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2 BELOW.

FURTHER, THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS IT MAY BE AMENDED FROM TIME TO TIME (THE “ARTICLES”). THE COMPANY WILL FURNISH A COPY OF ITS ARTICLES TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 12, 2020, EXECUTED BY THE COMPANY.

WARRANT TO PURCHASE COMMON SHARES

Company: OneSpaWorld Holdings Limited

Number of Shares: [_]

Class: Common shares, $0.0001 par value per share

Warrant Price: $5.75 per share, subject to adjustment

Original Issue Date: June 12, 2020

Expiration Date: June 12, 2025; see also Section 3.2

Investment Agreement: This Warrant to Purchase Common Shares (“Warrant”) is issued pursuant to that certain Investment Agreement, dated as of April 30, 2020, by and among the investors set forth on the signature pages thereto and the Company (as may be further amended and/or modified and in effect from time to time, the “Investment Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Investment Agreement.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [__________________] (together with any successor or permitted assignee or transferee of this Warrant, “Holder”) is entitled to purchase up to [_] of fully paid and non-assessable common shares, par value $0.0001 per share (the “Common Shares”), of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), at the Warrant Price, all as set forth above and subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.	[RESERVED]

2.	Warrants.

2.1 Form of Warrant. This Warrant, together with all of the other warrants to purchase Common Shares issued pursuant to the Investment Agreement, including any warrants issued upon the transfer of such warrants (collectively, the “Warrants”), shall be issued in certificated form.

2.2 Registration.

2.2.1 Warrant Register. The Company shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Holder.

This Warrant shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon this Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2.1 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.2.2 Registration of Transfer. The Company shall register the transfer, in whole or in part, from time to time, of this Warrant upon the Warrant Register, upon surrender of this Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Registered Holder a new Warrant of like tenor, in the name of the Registered Holder, which shall be exercisable for such number of Common Shares with respect to which rights under this Warrant were not so transferred.

2.3 Transferability. This Warrant may be transferred by the Registered Holder, subject to the transfer restrictions set forth in Section 7.07 of the Investment Agreement and in the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Charter”).

2.4 Procedure for Surrender of Warrants. This Warrant may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that if the Warrant so surrendered bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has received an opinion of counsel reasonably acceptable to the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

3.	Terms and Exercise of Warrants.

3.1 Warrant Price. This Warrant shall entitle the Registered Holder, subject to the provisions hereof, to purchase from the Company the number of Common Shares set forth above, at the price of $5.75 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant shall mean the price per share at which Common Shares may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the Original Issue Date, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (y) the date that is five (5) years after the Original Issue Date, or (z) the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) in the event of a redemption (as set forth in Section 6 hereof), each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions hereof, this Warrant may be exercised by the Registered Holder thereof by surrendering it to the Secretary of the Company at its principal offices, along with a copy of the Notice of Warrant Exercise attached hereto as Exhibit A, duly executed, and by paying in full the Warrant Price for each full Common Share as to which this Warrant is exercised and any and all applicable taxes due in connection with the exercise of this Warrant, the exchange of this Warrant for the Common Shares and the issuance of such Common Shares, as follows:

(a) in lawful money of the United States, by wire transfer or in good certified check or good bank draft payable to the Company;

(b) in the event of a redemption pursuant to Section 6 hereof in which the Registered Holder has elected to exercise such Warrants on a “cashless basis,” by surrendering each Warrant for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying such Warrant, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined in this subsection 3.3.1(b)) by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b) and Section 6.3, the “Fair Market Value” shall mean the average last sale price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants, pursuant to Section 6 hereof;

(c) by surrendering this Warrant for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying this Warrant, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined in this subsection 3.3.1(c)) by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Fair Market Value” shall mean the average last sale price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the Notice of Warrant Exercise is sent to the Company; or

(d) as provided in Section 7.4 hereof.

3.3.2 Issuance of Common Shares on Exercise. As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder a book-entry position or certificate, as applicable, for the number of Common Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if this Warrant shall not have been exercised in full, a new countersigned Warrant for the number of Common Shares as to which this Warrant shall not have been exercised. No Warrant shall be exercisable and the Company shall not be obligated to issue Common Shares upon exercise of a Warrant unless the Common Shares issuable upon such Warrant exercise have been registered, qualified or are exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”) and under the securities laws of the state of residence of the Registered Holder of this Warrant. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to this Warrant, the Registered Holder shall not be entitled to exercise this Warrant and this Warrant may have no value and expire worthless. The Company may require the Registered Holder to settle this Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of warrants on a “cashless basis”, the Registered Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a Common Share, the Company shall round down to the nearest whole number, the number of Common Shares to be issued to the Registered Holder. Common Shares issued to a Registered Holder, whether upon payment of the Warrant Price pursuant to subsection 3.3.1(a), or pursuant to a cashless exercise under subsection 3.3.1(b) or Section 7.4, shall bear a restrictive legend in the form attached hereto as Exhibit B, unless the Company has received an opinion of counsel acceptable to the Company stating that such Common Shares need not bear any such legend.

3.3.3 Valid Issuance. All Common Shares issued upon the proper exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Company’s transfer agent are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Nonvoting Common Shares. This Warrant shall initially be exercisable solely for “Non-Voting Common Shares” as such term is defined in the Charter. Upon a transfer of this Warrant, or any partial transfer thereof, that would, if such transfer were instead a transfer of the Common Shares issuable upon the exercise of this Warrant, be considered a “Qualified Transfer” pursuant to the Charter, this Warrant, or any applicable part thereof in the case of a partial transfer, shall immediately become exercisable for “Voting Common Shares” as such term is defined in the Charter. Any Warrant issued upon a transfer described in the preceding sentence shall not, upon issuance, contain this subsection 3.3.5. Any part of this Warrant that is retained by the Holder upon a partial transfer shall continue to be exercisable for “Non-Voting Common Shares” and shall contain this subsection 3.3.5.1

3.3.6 Treatment of Exercise. If the Registered Holder exercises this Warrant pursuant to subsection 3.3.1(c) on a “cashless” basis, then the Company and the Registered Holder agree (i) the Registered Holder’s surrender of this Warrant in exchange for the receipt of Common Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) is intended to be treated as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended and (ii) not to file any tax return inconsistent with the foregoing unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination.

4. Adjustments.

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the Original Issue Date, and subject to the provisions of Section 4.6 below, the number of outstanding Common Shares is increased by a stock dividend payable in Common Shares, or by a split-up of Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Common Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in the outstanding Common Shares. A rights offering to holders of the Common Shares entitling holders to purchase Common Shares at a price less than the Fair Market Value (as defined below) shall be deemed a stock dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Shares) and (ii) one (1) minus the quotient of (x) the price per Common Share paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

[1]	Note to Draft: This section shall only appear in the warrants issued to the SLL Investor Holders (as defined in the Investment Agreement).

4.1.2 Extraordinary Dividends. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Shares on account of such Common Shares (or other shares of the Company’s capital stock into which this Warrant is convertible), other than (a) as described in subsection 4.1.1 above, or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Common Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Common Shares issuable on exercise of this Warrant) does not exceed $0.50.

4.2 Aggregation of Shares. If after the Original Issue Date, and subject to the provisions of Section 4.6 hereof, the number of outstanding Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Common Shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Common Shares.

4.3 Adjustments in Exercise Price. Whenever the number of Common Shares purchasable upon the exercise of this Warrant is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Shares (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Registered Holder would have received if the Registered Holder had exercised this Warrant immediately prior to such event (the “Alternative Issuance”) and the Company shall not enter into any such consolidation, merger, sale or conveyance unless the successor or purchasing entity agrees to provide for delivery of such Alternative Issuance; provided, however, that (i) if the holders of the Common Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which this Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Shares in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Shares under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Common Shares, the Registered Holder shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which the Registered Holder would actually have been entitled as a shareholder if the Registered Holder had exercised this Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Shares held by the Registered Holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Common Shares in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises this Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (but in no event less than zero) (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of this Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each Common Share shall be the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Shares consists exclusively of cash, the amount of such cash per Common Share, and (ii) in all other cases, the amount of cash per Common Share, if any, plus the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Common Shares covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

4.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Common Shares issuable upon exercise of a Warrant, or upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice thereof to the Registered Holders, at the last address set forth for each such Registered Holder in the Warrant Register, of the record date or the effective date of the event. The notice shall state the adjusted Warrant Price, if applicable, and the increase or decrease, if any, in the number of Common Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional Common Shares upon the exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 4, the Registered Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to the Registered Holder.

4.7 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of this Warrant in order to (i) avoid an adverse impact on this Warrant and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint, with the consent of the Registered Holder, which consent shall not be unreasonably withheld, conditioned or delayed, a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by this Warrant is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of this Warrant in a manner that is consistent with any adjustment recommended in such opinion.

5.	[RESERVED]

6.	Redemption.

6.1 Redemption. Not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Company, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at the price of $0.01 per Warrant (the “Redemption Price”), provided that the last sales price of the Common Shares reported has been at least $14.50 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that the Common Shares issuable upon such Warrant exercise have been registered, qualified or are exempt from registration or qualification under the Securities Act and under the securities laws of the states of residence of the Registered Holders.

6.2 Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6.3 Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date, in the sole discretion of the Registered Holder. On and after the Redemption Date, the Registered Holder shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7.	Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Shareholder. This Warrant does not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its sole discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as this Warrant. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Common Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to the Investment Agreement.

7.4 Cashless Exercise at Company’s Option. If the Common Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, require the Registered Holder (who independently submits a Notice of Warrant Exercise to the Company) to exercise his, her or its Warrants on a “cashless basis” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined below) by (y) the Fair Market Value. Solely for purposes of this Section 7.4, “Fair Market Value” shall mean the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that a completed Notice of Warrant Exercise is received by the Company from the Registered Holder of such Warrants or its securities broker or intermediary. Common Shares issued to a Registered Holder pursuant to such a cashless exercise shall bear a restrictive legend in the form attached hereto as Exhibit B, unless the Company has received an opinion of counsel acceptable to the Company stating that such Common Shares need not bear any such legend.

8.	Miscellaneous Provisions.

8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of Common Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Shares.

8.2 Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Registered Holder shall bind and inure to the benefit of their respective successors and assigns.

8.3 Notices. All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed as follows: (i) if to the Registered Holder, at his, her or its address as shown in the Warrant Register; and (ii) if to the Company, at its principal office, to the attention of the Chief Financial Officer. Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

8.4 Applicable Law. The validity, interpretation, and performance of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Registered Holder hereby agree that any action, proceeding or claim against either party arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Registered Holder hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.5 Persons Having Rights under this Agreement. Nothing in this Warrant shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto.

8.6 Counterparts. This Warrant may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

8.8 Amendments. This Warrant may only be amended or modified by written instrument executed by both the Company and the Registered Holder.

8.9 Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10 Complete Agreement. This Warrant (together with the Investment Agreement and the Registration Rights Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Stephen Lazarus
Name:	Stephen Lazarus
Title:	Chief Operating Officer and Chief Financial Officer

Name and Address of Warrant Holder:

[Name]

[Address]

EXHIBIT A

NOTICE OF EXERCISE

1. The undersigned Registered Holder hereby exercises its right to purchase ____________ common shares of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), in accordance with the attached Warrant To Purchase Common Shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]	check in the amount of $ [___] payable to order of the Company enclosed herewith

[ ]	Wire transfer of immediately available funds to the Company’s account

[ ]	Cashless Exercise pursuant to Section 3.3.1 of the Warrant

[ ]	Other [Describe]

2. Please issue a certificate or certificates, or book-entry interest, representing the Common Shares in the name specified below:

Holder’s Name

(Address)

HOLDER:

By: Name: Title: (Date):

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHER, THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS IT MAY BE AMENDED FROM TIME TO TIME (THE “ARTICLES”). THE COMPANY WILL FURNISH A COPY OF ITS ARTICLES TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 12, 2020, EXECUTED BY THE COMPANY.”

C-2